RULE 10f 3 REPORT FORM
Record Of Securities Purchased
Under The Trust's Rule 10f 3 Procedures

1.	Name of Portfolio: Neuberger Berman Advisers Management Trust Balanced
	Portfolio
2.	Name of Issuer: Tellium, Inc.

3.	Date of Purchase: May 17, 2001

4.	Underwriter from whom purchased: Morgan Stanley     Co. Inc.

5.	   Affiliated Underwriter    managing or participating in underwriting
	 syndicate: Neuberger Berman, LLC
6.	Is a list of the underwriting syndicate's members attached?
	Yes   X       No  _____
7.	Aggregate principal amount of purchase by all investment companies advised
	 by the Adviser or Subadviser: 11,345

8.	Aggregate principal amount of offering: 10,350,000

9.	Purchase price (net of fees and expenses): 15.00

10.	Date offering commenced: May 17, 2001

11.	Offering price at close of first day on which any sales were made: 15.00

12.	Commission, spread or profit:  7.00percent    1.05  share

13.	Have the following conditions been satisfied?	Yes	     No

a.	The securities are:
	part of an issue registered under the Securities Act of 1933 which is being offered to the public;
	Eligible Municipal Securities;
	sold in an Eligible Foreign Offering; or sold in an Eligible Rule 144A offering?
(See Appendix B to the Rule 10f 3 Procedures for definitions of the capitalized terms herein.)


	X		____
	____		____
	____		____
	____		____

b.	(1)   The securities were purchased prior to the end of the
first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the
securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR
  Yes	        No







  X	 ____

	(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


____	 ____
c.	The underwriting was a firm commitment underwriting?
   	 X
____
d.	The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?



	X		____
e.	The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors have been in continuous operation for not less than three years?

	X		____
f.	(1)  The amount of the securities, other than those sold in an
Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser did not exceed
25percent    of the principal amount of the offering; OR

	(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or
Subadviser did not exceed 25percent    of the total of:

(i)	The principal amount of the offering of such class sold
by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
144A(a)(1), plus

(ii)	The principal amount of the offering of such class in
any concurrent public offering?



	X		____










	____		____
g.        (1)      No affiliated underwriter of the Trust was a
direct or indirect participant         in or beneficiary of
the sale; OR
(2)   With respect to the purchase of Eligible Municipal
Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

 X
____



____	____



h.	Information has or will be timely supplied to the appropriate officer of the Trust for inclusion on SEC Form N SAR and
quarterly reports to the Trustees?
Yes	  No



	 X		____

Approved:						       Date:



RULE 10f 3 - REPORT FORM
Additional Information for paragraph (d) - commission or spread - comparable recent offerings:

Comparison   1
Comparison   2
Comparison   3
Comparison   4
Comparison   5
Security
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Date Offered
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Offering Price
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Spread ()
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Spread (percent   )
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Type of Security
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Rating or Quality
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Size of Issue
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Total Capitalization
of Issuer

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Note:	Minimum of two comparisons must be completed for each purchase.
2


Attachment